As filed with the Securities and Exchange Commission on September 27, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________________

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)
_________________________________________

New Jersey	22-1109110
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

P. O. Box 100
One Merck Drive
Whitehouse Station, New Jersey 08889-0100
(908) 423-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________________________

Celia A. Colbert
Vice President, Secretary & Assistant General Counsel
Merck & Co., Inc.
P.O. Box 100
One Merck Drive
Whitehouse Station, New Jersey 08889-0100
(908) 423-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________________
Copies to:

David N. Shine Michael A. Levitt Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000
_________________________________________

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to Be Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	7,285,338	$51.82	$377,526,215	$11,590

(1)
This registration statement relates to the resale by the selling stockholders named herein of up to 7,285,338 shares of common stock, par value $0.01 per share, of the registrant that were issued to the selling stockholders in connection with the Agreement and Plan of Merger, dated July 24, 2007, by and among Merck & Co., Inc., Star Transaction Corporation, a wholly owned subsidiary of Merck, and NovaCardia, Inc.

(2)
Pursuant to Rule 416(a) promulgated under the Securities Act, this registration statement also registers such additional shares of the registrant’s common stock as may become issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act, based upon the average of the high and low sales prices of the registrant’s common stock on September 24, 2007, as reported on the New York Stock Exchange.

Prospectus

7,285,338 Shares
MERCK & CO., INC.

Common Stock

All of the shares of our common stock covered by this prospectus may be offered for resale, from time to time, by the selling stockholders identified in this prospectus.  The shares of our common stock that may be offered by each selling stockholder using this prospectus represent shares of our common stock that we issued to such selling stockholder under the terms of an Agreement and Plan of Merger, dated July 24, 2007, by and among Merck & Co., Inc., Star Transaction Corporation, a wholly-owned subsidiary of Merck, and NovaCardia, Inc. pursuant to which Star Transaction Corporation was merged with and into NovaCardia, Inc., with NovaCardia Inc. continuing as the surviving entity and our wholly-owned subsidiary.  The registration of the shares of common stock offered by these selling stockholders is subject to the provisions of a Registration Rights Agreement, dated July 24, 2007.

The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time or sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution.”  The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein.  We will bear all costs, expenses and fees in connection with the registration of the shares.  We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

Our common stock is quoted on the New York Stock Exchange under the symbol “MRK.”  The last reported sale price of our common stock on September 24, 2007 was $51.82 per share.

This prospectus describes the general manner in which shares of our common stock may be offered and sold by the selling stockholders.  If necessary and required by law, we will provide supplements to this prospectus describing the specific manner in which these securities may be offered and sold.  We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement before you make your investment decision.

Investing in our securities involves risks.  You should carefully consider all of the information set forth in this prospectus, including the risk factors described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on February 28, 2007 (which document is incorporated by reference herein), as well as other information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2007.

TABLE OF CONTENTS
Page

About This Prospectus	1
Our Company	2
Risk Factors	3
Forward-Looking Statements	3
Use of Proceeds	5
Selling Stockholders	6
Plan of Distribution	11
Where You Can Find Additional Information	15
Incorporation of Certain Documents by Reference	16
Legal Matters	17
Experts	17

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC's “shelf” registration rules.  Pursuant to this prospectus, the selling stockholders named on page 6 below may, from time to time until this registration statement is withdrawn from registration, sell up to a total of 7,285,338 shares of our common stock covered by this prospectus in one or more offerings.

In this prospectus “Merck,” “we,” “us,” “our” and the “Company” refer to Merck & Co., Inc., a New Jersey corporation, and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus provides you with a general description of the securities that the selling stockholders may offer for resale.  When one or more selling stockholders sells securities under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering.  Any prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus, any prospectus supplement in this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described below under “Where You Can Find Additional Information” before making an investment decision.  You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since that date.

OUR COMPANY

We are a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. Our operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders.  We sell these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. We sell these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities. Our professional representatives communicate the effectiveness, safety and value of our pharmaceutical and vaccine products to health care professionals in private practice, group practices and managed care organizations.

Recent Developments

On July 24, 2007, we entered into an Agreement and Plan of Merger with Star Transaction Corporation, a wholly-owned subsidiary of Merck, and NovaCardia, Inc., or the Merger Agreement, pursuant to which Star Transaction Corporation was merged with and into NovaCardia, Inc. on September 6, 2007 with NovaCardia, Inc. continuing as the surviving entity and our wholly-owned subsidiary, and we issued the shares of our common stock covered by this prospectus to the former securityholders of NovaCardia, Inc.

Corporate Information

We were incorporated in the State of New Jersey in 1927 and maintain our principal offices at Whitehouse Station, New Jersey. Our address is P.O. Box 100, One Merck Drive, Whitehouse Station, New Jersey 08889-0100, and our telephone number is (908) 423-1000.  Our website is located at http://www.merck.com.

RISK FACTORS

You should carefully consider the risk factors and forward-looking statements described under “Risk Factors” and “Cautionary Factors that May Affect Future Results” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on February 28, 2007, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act) regarding future events or our future financial performance that involve certain contingencies and uncertainties.  In addition, when included in this prospectus, any prospectus supplement or any documents incorporated herein by reference, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements.  However, the absence of these words in any statement does not mean that the statement is not forward-looking.  We have based these forward-looking statements on current expectations and projections about future events.  These statements are not guarantees of future performance.  Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements.  Such risks and uncertainties, many of which are beyond our control, include, among others:

•	Significant litigation related to Vioxx.

•	Competition from generic products as our products lose patent protection.

•	Increased “brand” competition in therapeutic areas important to our long-term business performance.

•
The difficulties and uncertainties inherent in new product development. The outcome of the lengthy and complex process of new product development is inherently uncertain. A candidate can fail at any stage of the process and one or more late-stage product candidates could fail to receive regulatory approval. New product candidates may appear promising in development but fail to reach the market because of efficacy or safety concerns, the inability to obtain necessary regulatory approvals, the difficulty or excessive cost to manufacture and/or the infringement of patents or intellectual property rights of others. Furthermore, the sales of new products may prove to be disappointing and fail to reach anticipated levels.

•
Pricing pressures, both in the United States and abroad, including rules and practices of managed care groups, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general.

•	Changes in government laws and regulations and the enforcement thereof affecting our business.

•	Efficacy or safety concerns with respect to marketed products, whether or not scientifically justified, leading to product recalls, withdrawals or declining sales.

•
Legal factors, including product liability claims, antitrust litigation and governmental investigations, including tax disputes, environmental concerns and patent disputes with branded and generic competitors, any of which could preclude commercialization of products or negatively affect the profitability of existing products.

•	Lost market opportunity resulting from delays and uncertainties in the approval process of the FDA and foreign regulatory authorities.

•
Increased focus on privacy issues in countries around the world, including the United States and the EU. The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing amount of focus on privacy and data protection issues with the potential to affect directly our business.

•	Changes in tax laws including changes related to the taxation of foreign earnings.

•	Changes in accounting pronouncements promulgated by standard-setting or regulatory bodies, including the Financial Accounting Standards Board and the SEC, that are adverse to us.

•	Economic factors over which we have no control, including changes in inflation, interest rates and foreign currency exchange rates.

Actual events or our actual future results may differ materially from that stated in any forward-looking statement due to these and other risks, uncertainties and significant factors.  The forward-looking statements contained herein speak only as of the date of this prospectus and the forward-looking statements contained in any prospectus supplement or any documents incorporated herein or therein by reference speak only as of the date of the respective documents.  We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The selling stockholders identified in this prospectus and/or their pledgees, donees, transferees or other successors in interest, will receive all of the proceeds from the sale of our common stock being offered hereby.  We will not receive any proceeds from these sales.  See “Selling Stockholders.”

SELLING STOCKHOLDERS

The shares of our common stock that may be offered or sold using this prospectus were issued to the selling stockholders named below in connection with our acquisition of all of the outstanding equity of NovaCardia, Inc. pursuant to the Merger Agreement.  We have filed this prospectus in order to permit the selling stockholders to resell to the public these shares of our common stock, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares.

The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common stock by the selling stockholders as of September 6, 2007.  The information below is based on information provided by or on behalf of the selling stockholders.  Beneficial ownership is determined in accordance with the rules of the SEC, which attributes beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, and includes shares of common stock issuable pursuant to the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days of September 6, 2007.  Unless otherwise indicated below, each selling stockholder has sole voting and investment power with respect to its shares of our common stock beneficially owned by it, subject to applicable community property laws.  Unless otherwise indicated below, none of the selling stockholders nor any of their respective affiliates, officers, directors or principal equity holders has held any position or office or had any other material relationship with us or our affiliates during the past three years.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

The selling stockholders may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement any or all of the shares of stock listed below.  When we refer to the “selling stockholders” in this prospectus, we mean the individuals and entities listed in the table below, as well as the pledgees, donees, assignees, transferees, and successors in interest.  Certain of the limited partnerships named herein may distribute the shares attributed to them in the table below to their investors following the filing of this Registration Statement.  This Registration Statement will cover the sale of such shares by such investors.  The aggregate holdings of all of the investors in the limited partnerships listed below to whom such shares may be distributed comprise less than 1% of our shares of common stock outstanding prior to this offering.

	Prior to the offering						After the offering (assuming all shares of our common stock being offered hereby are sold) (1)
Name of Selling Stockholder	Shares Held Directly (2)	Escrow Fund Shares (3)	Stockholders’ Representative Reserve Shares (4)	Total Number of shares of our common stock beneficially owned (5)	Percent of shares of our common stock outstanding(6)	Number of shares of our common stock being registered for resale	Number of shares of our common stock beneficially owned	Percent of shares of our common stock outstanding
Chamberlin, Paul	12,203	993	36	13,232	*	13,232	—	*
Domain Partners V, L.P. (7)	1,498,984	121,984	4,436	1,625,404	*	1,625,404	—	*
DP V Associates, L.P. (7)	35,591	2,896	105	38,592	*	38,592	—	*
Farmer, Brian	30,848	2,544	93	33,485	*	33,485	—	*
Feldman, Cynthia C.	3,729	303	11	4,043	*	4,043	—	*
Forward Ventures V, L.P. (8)	965,076	78,536	2,856	1,046,468	*	1,046,468	—	*

	Prior to the offering						After the offering (assuming all shares of our common stock being offered hereby are sold) (1)
Name of Selling Stockholder	Shares Held Directly (2)	Escrow Fund Shares (3)	Stockholders’ Representative Reserve Shares (4)	Total Number of shares of our common stock beneficially owned (5)	Percent of shares of our common stock outstanding (6)	Number of shares of our common stock being registered for resale	Number of shares of our common stock beneficially owned	Percent of shares of our common stock outstanding
GC&H Investments, LLC (9)	3,771	307	11	4,089	*	4,089	—	*
Giargiari, Robert P.	697	57	2	756	*	756	—	*
Glenn Holdings, L.P. (10)	3,486	284	10	3,780	*	3,780	—	*
Hebert, Kimberly	2,521	324	12	2,857	*	2,857	—	*
Heilbron, Abby	92	8	—	100	*	100	—	*
Hermosa Family Limited Partnership (11)	30,682	2,497	91	33,270	*	33,270	—	*
Howard C. Dittrich Living Trust Dated June 23, 1995, as amended (12)	106,220	9,331	339	115,890	*	115,890	—	*
InterWest Partners IX, LP (13)	641,153	52,175	1,897	695,225	*	695,225	—	*
John E. Crawford & Julie A. Crawford Liv. Tr. DTD 11/30/89 (14)	55,786	4,540	165	60,491	*	60,491	—	*
Leeanne L. Pearson Family Trust (15)	12,551	1,021	37	13,609	*	13,609	—	*
Lighthouse Capital Partners V, L.P. (16)	92,778	7,550	275	100,603	*	100,603	—	*
Montreux Equity Partners II SBIC, L.P. (17)	356,981	29,050	1,056	387,087	*	387,087	—	*
Montreux Equity Partners III SBIC, L.P. (17)	414,808	33,756	1,227	449,791	*	449,791	—	*
Mugerditchian, Mark	30,680	3,025	110	33,815	*	33,815	—	*
Praeger, Robin, as Stockholders’ Representative (4)	—	—	20,080	20,080	*	20,080	—	*
Randall and Nancy Woods Family Trust dated October 2, 2000 (18)	190,912	19,822	721	211,455	*	211,455	—	*
Senchak, Frances M.	433	35	1	469	*	469	—	*
Skyline Venture Partners III, L.P. (19)	4,581	373	14	4,968	*	4,968	—	*
Skyline Venture Partners Qualified Purchaser Fund III, L.P. (19)	183,993	14,973	544	199,510	*	199,510	—	*
Skyline Venture Partners Qualified Purchaser Fund IV, L.P. (19)	754,297	61,383	2,232	817,912	*	817,912	—	*

	Prior to the offering						After the offering (assuming all shares of our common stock being offered hereby are sold) (1)
Name of Selling Stockholder	Shares Held Directly (2)	Escrow Fund Shares (3)	Stockholders’ Representative Reserve Shares (4)	Total Number of shares of our common stock beneficially owned (5)	Percent of shares of our common stock outstanding (6)	Number of shares of our common stock being registered for resale	Number of shares of our common stock beneficially owned	Percent of shares of our common stock outstanding
Snyder, John	7,275	854	31	8,160	*	8,160	—	*
Tansey, Michael J. B.	17,433	1,419	52	18,904	*	18,904	—	*
Trinkle, Michael	1,394	113	4	1,511	*	1,511	—	*
The Alan C. and Agnès B. Mendelson Family Trust (20)	942	77	3	1,022	*	1,022	—	*
The Board of Trustees of the Leland Stanford Junior University (SBST-LS) (21)	7,542	614	22	8,178	*	8,178	—	*
The Fields Family Trust UTA dated April 29, 1996 (22)	14,643	1,192	43	15,878	*	15,878	—	*
Turner, Joseph	4,183	340	12	4,535	*	4,535	—	*
Versant Affiliates Fund II-A, L.P. (23)	15,531	1,264	46	16,841	*	16,841	—	*
Versant Side Fund II, L.P. (23)	7,321	596	22	7,939	*	7,939	—	*
Versant Venture Capital II, L.P. (23)	819,006	66,649	2,424	888,079	*	888,079	—	*
VP Company Investments 2004, LLC (20)	942	77	3	1,022	*	1,022	—	*
Weber, Eckard	241,742	19,672	715	262,129	*	262,129	—	*
Widder Family Limited Partnership (24)	39,050	3,178	116	42,344	*	42,344	—	*
Windamere II, LLC (10)	17,806	1,449	53	19,308	*	19,308	—	*
Windamere III, LLC (10)	83,993	6,835	249	91,077	*	91,077	—	*
Zimmer, Patricia K.	1,394	113	4	1,511	*	1,511	—	*

* Less than 1%

(1) We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this offering. The selling stockholders may choose not to sell any of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholders will hold after completion of the offering. For purposes of this table, however, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the offering.

(2) The number of shares reflected in this column includes shares that have been released to each selling stockholder by us as consideration for their shares of NovaCardia, Inc.

 (3) We have placed 552,208 shares, on behalf of the selling stockholders collectively, into an Escrow Fund (as defined in the Merger Agreement) created to compensate us and certain of our affiliates for damages, if any, to which we may be entitled under the terms of the Merger Agreement.  To the extent not used for such purpose, the shares will be released to each selling stockholder on December 10, 2008, or the Escrow Release Date, after which the selling stockholders will have the power to vote and dispose of these shares.  The number of shares reflected in this column reflects each selling stockholder’s share of this Escrow Fund rounded to the nearest whole number.

(4) At closing, we deposited 20,080 shares of common stock with Robin Praeger, as Stockholders’ Representative (as defined in the Merger Agreement), for purposes of establishing the Stockholders’ Representative Reserve (as defined in the Merger Agreement).  These shares (and the earnings thereon, if any) may be applied as the Stockholders’ Representative determines to be appropriate to pay any costs that the Stockholders’ Representative incurs in connection with the transactions contemplated by the Merger Agreement.  The Stockholders’ Representative has dispositive power over these shares, which are being registered for resale under this prospectus.  Immediately prior to the Escrow Release Date, the balance of the Stockholders’ Representative Reserve, if any, and any income earned thereon, less any reserve established by the Stockholders’ Representative in connection with pending claims will be released to the selling stockholders named above in accordance with the Merger Agreement and may be sold by them under this prospectus.  To the extent the shares are not sold by the Stockholders Representative, each of the selling stockholders has the power to vote the number of shares adjacent to its name in the chart, and may therefore be deemed to have beneficial ownership of such shares, but will not have the power to dispose of such shares until the Escrow Release Date.

(5) Includes the Shares Held Directly, the Escrow Fund shares and Stockholders’ Representative Reserve shares.  See footnotes (2), (3) and (4).

(6) Percentages are based on shares of common stock that were issued and outstanding as of June 30, 2007.

(7) The managing members of One Palmer Square Associates V, L.L.C., the general partner of Domain Partners V, L.P. and DP V Associates, L.P. exercise voting and/or dispositive power over the shares of common stock being registered for resale in this prospectus on behalf of Domain Partners V, L.P. and DP V Associates, L.P.

(8) Forward V Associates L.L.C. is the general partner of Forward Ventures V, L.P., and voting power is shared by its key voting members and managing members.

(9) John L. Cardoza exercises voting and/or dispositive power over the shares of common stock being registered for resale in this prospectus on behalf of GC&H Investments, LLC.

(10) Scott Lance Glenn exercises voting and/or dispositive power over the shares of common stock being registered for resale in this prospectus on behalf of Glenn Holdings, L.P., Windamere II, LLC and Windamere III, LLC.

(11) Lauren Gail Otsuki exercises voting and/or dispositive power over the shares of common stock being registered for resale in this prospectus on behalf of Hermosa Family Limited Partnership.

(12) Howard C. Dittrich exercises voting and/or dispositive power over the shares of common stock being registered for resale in this prospectus on behalf of the Howard C. Dittrich Living Trust.

(13) Nina S. Kjellson exercises shared voting and/or dispositive power over the shares of common stock being registered for resale in this prospectus on behalf of InterWest Partners IX, LP.

(14) John Crawford exercises voting and/or dispositive power over the shares of common stock being registered for resale in this prospectus on behalf of the John E. Crawford & Julie A. Crawford Liv. Tr. DTD 11/30/89.

(15) Leeanne Pearson exercises voting and/or dispositive power over the shares of common stock being registered for resale in this prospectus on behalf of the Leanne L. Pearson Family Trust UDT 11/15/1996.

(16) Richard D. Stubblefield, Gwill E. York, C. Edward Hazen and Anurag Chandra exercise voting and/or dispositive power over the shares of common stock being registered for resale in this prospectus on behalf of Lighthouse Capital Partners V, L.P.

(17) Daniel K. Turner III and Howard D. Palefsky are Managing Members of Montreux Equity Management II SBIC, LLC and Montreux Equity Management III SBIC, LLC, the General Partners for Montreux Equity Partners II SBIC, L.P. and Montreux Equity Partners III SBIC, L.P., respectively, and exercise voting and/or dispositive power over the shares of common stock being registered for resale in this prospectus.

(18) Randall E. Woods exercises voting and/or dispositive power over the shares of common stock being registered in this prospectus on behalf of the Randall and Nancy Woods Family Trust dated October 2, 2000.

(19) John G. Freund and Yasunori Kaneko are the managing directors of (a) Skyline Venture Management III, LLC, the general partner of Skyline Venture Partners III, L.P and Skyline Venture Partners Qualified Purchaser Fund III, L.P and (b) Skyline Venture Management IV, LLC, the general partner of Skyline Venture Partners Qualified Purchaser Fund IV, L.P and exercise voting and/or dispositive power over the shares of common stock being registered in this prospectus.

(20) Alan C. Mendelson exercises voting and/or dispositive power over the shares of common stock being registered in this prospectus on behalf of the Alan C. and Agnès B. Mendelson Family Trust and VP Company Investments 2004, LLC.

(21) Marina Poquet, the director of the Separate Investment Division of the Board of Trustees of the Leland Stanford Junior University, exercises voting and/or dispositive power over the shares of common stock being registered in this prospectus on behalf of the Board of Trustees of the Leland Stanford Junior University (SBST-LS).

(22)  Tara N. K. Fields and Dale E. Fields exercise voting and/or dispositive power over the shares of common stock being registered in this prospectus on behalf of The Fields Family Trust UTA April 29, 1996.

(23) Camille D. Samuels is a managing member of Versant Venture II, LLC, the General Partner of Versant Affiliates Fund II-A, L.P., Versant Side Fund II, L.P., and Versant Venture Capital II, L.P and exercises voting and/or dispositive power over the shares of common stock being registered in this prospectus.

(24) Kenneth Jon Widder exercises voting and/or dispositive power over the shares of common stock being registered in this prospectus on behalf of the Widder Family Limited Partnership.

PLAN OF DISTRIBUTION

General

The shares of our common stock listed in the table appearing in the “Selling Stockholders” section of this prospectus and any additional shares issued resulting from stock splits, stock dividends or similar transactions are being registered to permit public secondary trading of these shares by the holders of such shares from time to time after the date of this prospectus. We will pay all of the fees and expenses incident to the registration of the shares covered by this prospectus, except that the selling stockholders will be responsible for any discounts, selling commissions or similar selling expenses attributable to the sale of shares.  Registration of the shares of our common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold.

The selling stockholders may sell the shares covered by this prospectus using one or more of the following methods:

• “at the market” to or through market makers or into an existing market for the shares;

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• privately negotiated transactions;

• short sales (including short sales “against the box”);

• through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

• through the distribution of the common stock by any selling stockholder to its partners, members or stockholders;

• by pledge to secure debts and other obligations;

• in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.  Any prospectus supplement relating to a particular offering of securities may include the following information to the extent required:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may offer and sell their shares from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, in underwritten offerings, through broker-dealers, by themselves or through other types of trades.

We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them.  The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders.  The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions.  The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.  In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers.  A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The selling stockholders may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate.  If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account.  The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale.  In connection with any such underwritten sale of securities, underwriters may receive compensation from the selling stockholders for whom they may act as agents, in the form of discounts, concessions or commissions.  Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholders use an underwriter or underwriters in the sale of particular securities, they will execute an underwriting agreement with those underwriters at the time of sale of those securities.  The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities.  Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Such compensation may be in excess of customary discounts, concessions or commissions.  If dealers are utilized in the sale of shares of our common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholders may also sell shares of our common stock through agents designated by them from time to time. We will name any agent involved in the offer or sale of such shares and will list commissions payable by the selling stockholders to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell any of the shares of our common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.

Indemnification

The selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities.  As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities.  These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.  If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities.  In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Effectiveness of Registration Statement

We have agreed with the selling stockholders to keep this registration statement effective until the earlier of the date when all shares covered by this registration statement have been sold, or 12 months following the effective date of this registration statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company under the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC.  The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.  The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http://www.sec.gov, or through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available free of charge on or through our Internet web site (http://www.merck.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file these materials with the SEC.  Except as set forth under “Incorporation of Certain Documents by Reference,” information on our Internet website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.  In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address: Corporate Secretary, Merck & Co., Inc., P.O. Box 100, One Merck Drive, Whitehouse Station, NJ 08889-0100, (908) 423-1000; or at our Internet web site.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus.  This prospectus is a part of the registration statement and does not contain all the information in the registration statement.  Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary.  For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Form 8-K or otherwise.  You may review a copy of the registration statement and the documents we incorporate by reference at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and filed with the SEC as well as any future filings under Exchange Act File No. 1-3305 we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than Current Reports or portions thereof furnished under item 2.02 or item 7.02 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on February 28, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed on May 8, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed on August 8, 2007;

•	our Current Reports on Form 8-K filed on February 20, 2007, March 5, 2007, April 30, 2007, May 22, 2007, June 4, 2007, July 5, 2007, July 30, 2007, September 17, 2007 and September 25, 2007; and

•
the description of our common stock set forth in our Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Corporate Secretary
Merck & Co., Inc.
P.O. Box 100, One Merck Drive
Whitehouse Station, NJ 08889-0100
(908) 423-1000

You may also obtain a copy of these filings, free of charge, from our Internet web site at http://www.merck.com. Please note, however, that the information on, or accessible through, our Internet web site, other than the documents listed above, is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of the common stock issued hereunder will be passed upon for us by Celia A. Colbert, Vice President, Secretary and Assistant General Counsel of the Company.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting or broker-dealer discounts and commissions, which will be payable by the selling stockholders).  Except for the SEC registration fee, all of the amounts shown are estimates.

SEC registration fee	$11,590
Printing and engraving expenses	$0
Legal fees and expenses	$35,000
Accounting fees and expenses	$1,000
Miscellaneous	$10,000
Total	$57,590

Item 15.  Indemnification of Officers and Directors

The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

                The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

               Our Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, our directors and officers shall not be personally liable to us or our stockholders for damages for breach of any duty owed to us or our stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to us or our stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

                Our By-Laws provide that a former, present or future director, officer or employee or the legal representative of any such director, officer or employee shall be indemnified by us:

(a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person’s being or having been such director, officer or employee, and

     (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to us) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of us, no indemnification shall be provided as to any person adjudged by any court to be liable to us except as and to the extent determined by such court.

     We enter into indemnification agreements with our directors and officers and enter into insurance agreements on our own behalf. The indemnification agreements provide that we agree to hold harmless and indemnify our directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, we agree to hold harmless and indemnify our directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by our directors and officers in connection with the defense of any present or future threatened, pending or completed claim, action, suit or proceeding by reason of the fact that they were, are, shall be or shall have been our director or officer, or are or were serving, shall serve or shall have served, at our request, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Item 16.  Exhibits

See Exhibit Index immediately following the signature page hereof, which is incorporated herein by reference.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

 (a)           (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona, fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whitehouse Station, State of New Jersey, on September 27, 2007.

MERCK & CO., Inc. (registrant)

By:	/s/ Richard T. Clark
Richard T. Clark
Chairman, President and Chief Executive Officer

By:	/s/ Celia A. Colbert
Celia A. Colbert
Vice President, Secretary and Assistant General Counsel

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Celia A. Colbert as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to sign any related registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard T. Clark Richard T. Clark	Chairman, President and Chief Executive Officer; Principal Executive Officer; Director	September 25, 2007
/s/ Peter N. Kellogg Peter N. Kellogg	Executive Vice President and Chief Financial Officer; Principal Financial Officer	September 25, 2007
/s/ John Canan John Canan	Vice President, Controller; Principal Accounting Officer	September 25, 2007

Signature	Title	Date
/s/ Johnetta B. Cole Johnnetta B. Cole	Director	September 25, 2007
/s/ Steven F. Goldstone Steven F. Goldstone	Director	September 25, 2007
/s/ William B. Harrison, Jr. William B. Harrison, Jr.	Director	September 25, 2007
/s/ William N. Kelley William N. Kelley	Director	September 25, 2007
/s/ Rochelle B. Lazarus Rochelle B. Lazarus	Director	September 25, 2007
/s/ Thomas E. Shenk Thomas E. Shenk	Director	September 25, 2007
Anne M. Tatlock	Director
/s/ Samuel O. Thier Samuel O. Thier	Director	September 25, 2007
/s/ Wendell P. Weeks Wendell P. Weeks	Director	September 25, 2007
/s/ Peter C. Wendell Peter C. Wendell	Director	September 25, 2007

EXHIBIT INDEX

Exhibit Number	Description of Document
5*	Opinion and Consent of Celia A. Colbert, Vice President, Secretary and Assistant General Counsel of the registrant
23(a)*	Consent of PricewaterhouseCoopers LLP
23(b)*	Consent of Celia A. Colbert, Vice President, Secretary and Assistant General Counsel of the registrant is contained in Exhibit 5 to this registration statement.
24*	Powers of Attorney (included on the signature page herein)

*     Filed herewith.